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                                                                    EXHIBIT 23.2

                        CONSENT OF NEUMAN & DRENNEN, LLC


We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement (Form SB-2, Registration No. 333-86138) and related Prospectus of Cell Robotics International, Inc., a Colorado corporation. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                 /s/ NEUMAN & DRENNEN, LLC


Boulder, Colorado
January 21, 2003